                                $_______________
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1995-1, Class A

                                      and

                                $_______________
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1995-1, Class B



                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST



                             UNDERWRITING AGREEMENT
                             ----------------------



                                                               November __, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
World Financial Center
North Tower
New York, New York 10281

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Dear Sirs:

     Green Tree Floorplan Funding Corp. ("Funding") is a Delaware corporation with its principal place of business in Saint Paul, Minnesota. Funding has filed a Registration Statement relating to the issuance and sale of $___________ (Floating Rate) Floorplan Receivable Trust Certificates, Series 1995-1, Class A and $___________ (Floating Rate) Floorplan Receivable Trust Certificates, Series 1995-1, Class B (the "Certificates") evidencing interests in Green Tree Floorplan Receivables Master Trust (the "Trust"). The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of ____________ 1, 1995 among Funding, as transferor, Green Tree Financial Corporation, as servicer (the "Company" or the "Servicer"), and ________________________, as Trustee. The assets of the Trust will consist of
(i) all wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements between the Company and certain manufactured housing dealers (the "Accounts") satisfying certain criteria described in the Prospectus, (ii) all funds collected from Obligors in respect of the Receivables, (iii) all right, title, and interest of Funding in, to, and under a receivables purchase agreement between Funding, the Company and the Trust, dated as of _____________, 1995 (the "Purchase Agreement"), (iv) the benefit of funds on deposit in the Excess Funding Account, (v) Recoveries and
(vi) proceeds of the foregoing. The Receivables will be purchased from the Company by Funding pursuant to the Purchase Agreement and thereafter transferred to the Trust. The Company and Funding will be referred to collectively herein as the "Green Tree Parties". The form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     The Certificates are more fully described in a Registration Statement that Funding has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement and the Purchase Agreement (together, the "Designated Agreements"). The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons as are named as co-managers in the Terms Agreement (defined below).

     The offering of the Certificates pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. The Green Tree Parties will also enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate). The Terms Agreement shall specify, among other things, the price or prices at which the Certificates are to be purchased by the Underwriters from the Trust and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The offering of the Certificates will be governed by this Agreement, as supplemented by the Terms Agreement, and this Agreement and the Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

     Funding has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33-62433) and a related preliminary prospectus for the registration of the Certificates under the Securities Act of 1933 (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such registration statement, as amended at the time when it became effective under the 1933 Act, and the prospectus relating to the sale of Certificates constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively.

     The Green Tree Parties understand that you propose to make a public offering of the Certificates as soon as you deem advisable after this Agreement and the Terms Agreement have been executed and delivered.

     SECTION 1. Representations and Warranties. Each of the Green Tree Parties represents and warrants to you as of the date hereof, and as of the date of the Terms Agreement (in each case, the "Representation Date") as follows:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective did, and as of the Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the time the Registration Statement became effective did not, and as amended or supplemented as of the Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to Funding in writing by you expressly for use in the Registration Statement or Prospectus. There are no contracts or documents of any Green Tree Party which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed or incorporated by reference.

          (b) Each of the Green Tree Parties has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Designated Agreements and the Terms Agreement as such Green Tree Party may be a party to; and each of the Green Tree Parties is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business under the Designated Agreements requires such qualification.

          (c) Each of the Green Tree Parties is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of any of the Green Tree Parties or which might materially and adversely affect the properties or assets thereof.

          (d) The execution and delivery by the Green Tree Parties of this Agreement and the Terms Agreement and the execution and delivery of the Designated Agreements by a Green Tree Party are within the corporate power of the related Green Tree Party and have been duly authorized by all necessary corporate action on the part of the related Green Tree Party; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Green Tree Parties of this Agreement and the Terms Agreement, nor the execution and delivery of the Designated Documents by a Green Tree Party, nor the consummation by each of the Green Tree Parties of any of the transactions therein contemplated, nor compliance by any of the Green Tree Parties with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on each of the Green Tree Parties or its properties or the certificate of incorporation or by-laws of each of the Green Tree Parties, or any of the provisions of any indenture, mortgage, contract or other instrument to which any Green Tree Party is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (e) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Green Tree Parties, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Green Tree Parties in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under securities laws.

          (f) The Designated Agreements when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by each Green Tree Party which is a party thereto, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against any Green Tree Party which is a party thereto in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) As of the Closing Time (as defined below), the Certificates will have been duly and validly authorized, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement, and will be binding obligations of the Trust to the extent provided in the Pooling and Servicing Agreement.

          (h) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the Green Tree Parties of the transactions contemplated by this Agreement, any of the Designated Agreements or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (i) Each of the Green Tree Parties possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the Green Tree Parties.

          (j) None of the Green Tree Parties nor the Trust created by the Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (k) The Certificates and the Designated Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

          (l) At the Closing Time, the Certificates shall have received the certificate ratings specified in the Terms Agreement.

          (m) At the Closing Time, each of the representations and warranties of the Green Tree Parties set forth in any of the Transaction Documents will be true and correct.

          (n) As of the Closing Time, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

     SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Certificates pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by you shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by you and the Green Tree Parties, at such time or date as shall be agreed upon by you and the Green Tree Parties in the Terms Agreement (such time and date being referred to as the "Closing Time"). Payment shall be made to the Trust, in immediately available Federal funds wired to such bank as may be designated by the Trust. The Certificates shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time. The Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the Closing Time.

     SECTION 3. Covenants of the Green Tree Parties. The Green Tree Parties covenant with you as follows:

          (a) Immediately following the execution of this Agreement and the Terms Agreement, the Green Tree Parties will prepare the Prospectus setting forth the principal amount of the Certificates, the price at which the Certificates are to be purchased by you, either the initial public offering price or the method by which the price by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, and such other information as you and the Green Tree Parties deem appropriate in connection with the offering of the Certificates. Funding will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to you as many copies of the Prospectus as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you or the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Green Tree Parties, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Green Tree Parties will promptly prepare, and Funding will (1) file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and (2) within two business days will furnish to you as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Green Tree Parties will give you reasonable notice of any intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (other than reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act")), and Funding will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Green Tree Parties will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than reports to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspension of the qualification of the Certificates or the initiation of any proceedings for that purpose. The Green Tree Parties will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) Funding will deliver to you as many signed and as many conformed copies of the Registration Statement (as ordinarily filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Green Tree Parties will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. Funding will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

     SECTION 4. Conditions of Underwriter's Obligations. The obligations of the Underwriters to purchase Certificates pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Green Tree Parties herein contained, to the accuracy of the statements of the Green Tree Parties' officers made pursuant hereto, to the performance by each of the Green Tree Parties of all of its obligations hereunder and to the following further conditions:

     (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the ratings specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     (b)  At or prior to the Closing Time you shall have received:

     (1) The favorable opinion, dated as of the Closing Time, of Dorsey & Whitney, special counsel and general counsel for the Green Tree Parties in form and substance satisfactory to you and your counsel, to the effect that: (the "Underwriter Opinion").

                  (i) Each of the Green Tree Parties has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) The execution and delivery by each of the Green Tree Parties of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement and the signing of the Registration Statement by Funding are within the corporate power of the related Green Tree Party and each has been duly authorized by all necessary corporate action on the part of each of the Green Tree Parties.

                (iii) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by each of the Green Tree Parties, and each is a valid and binding obligation of each of the Green Tree Parties enforceable against the related Green Tree Party in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' or secured parties' rights generally, (B) such enforcement may be limited by general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder is subject to the effect of federal and state securities laws and public policy relating thereto.

                 (iv)  The Designated Agreements and the Registration
          Statement have been duly authorized, executed and delivered by the Green Tree Parties, and are the valid and binding obligations of the Green Tree Parties enforceable against the related Green Tree Party in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (v) None of the transfer of the Receivables to the Trust, the issue and sale of the Certificates or the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Green Tree Parties is a party or by which it may be bound or to which the property or assets of any of the Green Tree Parties are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by any of the Green Tree Parties to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of any of the Green Tree Parties or, to the best of such counsel's knowledge, any order or regulation known to us to be applicable to any of the Green Tree Parties of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Green Tree Parties.

                 (vi) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement and the Terms Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

                (vii) The Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee in the Receivables and other property included in the Trust on the date hereof, which security interest of the Trustee in the Receivables and the Trust will be perfected and will constitute a first perfected security interest upon the filing of Uniform Commercial Code ("UCC") financing statements in the offices of the Secretary of State of Minnesota; provided, however, that such counsel may take customary exceptions acceptable to you. Such counsel need express no opinion (a) as to the continuation of a security interest in the Receivables if the Trustee does not file continuation statements as required by the Pooling and Servicing Agreement or (b) as to the priority of any security interest in the Receivables against any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over perfected security interests.

               (viii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Minnesota or federal court or governmental authority or agency is required to be obtained by either of the Green Tree Parties for the consummation by either of the Green Tree Parties of the transactions contemplated by the Designated Agreements, except such as may be required under the 1933 Act or the Regulations, or state securities or Blue Sky laws.

                 (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (x) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                 (xi) The conditions to the use by Funding of a registration statement on Form S-1 under the 1933 Act have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of Funding which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed or incorporated by reference.

                (xii) The statements in the Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, have been prepared or reviewed by such counsel and are correct in all material respects.

               (xiii) The Trust created by the Pooling and Servicing Agreement is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement become, an "investment company" or "under the control of an investment company" as such terms are defined in the 1940 Act.

                (xiv) The statements in the Prospectus under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Certificates and the Pooling and Servicing Agreement, constitute a fair and accurate summary of such documents.

                 (xv) The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

                (xvi) The execution, delivery and performance by the Green Tree Parties of the Designated Agreements do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

               (xvii) To such counsel's knowledge, there are no pending or overtly threatened lawsuits or claims against either of the Green Tree Parties or relating to the transactions contemplated by the Underwriting Agreement and the Designated Agreements which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Underwriting Agreement and the Designated Agreements.

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to Funding and the transfer by Funding to the Trust of each of its right, title and interest in and to the Receivables and other property included in the Trust on the Closing Time as may be required by each Rating Agency rating the Certificates.

     Such counsel shall state that it has participated in conferences with officers and other representatives of the Green Tree Parties, your counsel, representatives of the independent accountants for the Green Tree Parties and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (__) and (__) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Green Tree Parties), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of this Agreement and the Terms Agreement contained, and the Prospectus on the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to you and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to you and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

          (2) The favorable opinion, dated as of the applicable Closing Time, of Joel H. Gottesman, Senior Vice President and General Counsel to the Company, as Servicer of the Receivables, in form and substance satisfactory to you and your counsel, to the effect that:

                 (i) There are no pending or threatened litigation or administrative proceeding of or before any court, tribunal or governmental agency, authority or body or any arbitrator which, if adversely determined, would have a material adverse effect on the financial condition of the Company.

                (ii) The Company is qualified to do business, and is in good standing, as a foreign corporation in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Company.

          (3) The favorable opinion of counsel to the Trustee, dated as of the Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                 (i) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and is enforceable against the Trustee in accordance with its terms, subject to customary and usual exceptions.

                (ii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

               (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

                (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

          (4) The favorable opinion or opinions, dated as of the Closing Time, of counsel for the Underwriters with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and other related matters as you may require.

     (c) At the Closing Time you shall have received a certificate of the President or a Vice President of each of the Green Tree Parties, dated as of such Closing Time, to the effect that the representations and warranties of each of the Green Tree Parties contained in Section 1 are true and correct with the same force and effect as though such Closing Time were the Representation Date.

     (d) You shall have received from ________________, or other independent certified public accountants acceptable to you, a letter, dated as of this Agreement and the Terms Agreement, or as soon thereafter as is practicable, and as of the Closing Time, delivered at such times, in the form heretofore agreed to.

     (e) At the Closing Time you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agencies rating the Certificates.

     (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Green Tree Parties in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

     (g) As of the Closing Time, each of the Designated Agreements will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, and will be enforceable against each of the Green Tree Parties which is a party thereto, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

     (h) At the Closing Time, [Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc. will have delivered a letter to Funding stating that the Certificates are rated "____" and Moody's Investor Service, Inc. will have delivered a letter to Funding stating that the Certificates are rated "____".]

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the Terms Agreement may be terminated by you by notice to the Green Tree Parties at any time at or prior to the

Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, the Terms Agreement, any agreements among underwriters and selling agreements and the Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Green Tree Parties' counsel and accountants,
(v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(g), including filing fees, and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses, if any, incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for you in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If this Agreement and the Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 6. Indemnification. (a) Each of the Green Tree Parties agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to Funding by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, (A) if such settlement is effected with the written consent of the Green Tree Parties or (B) if such settlement is effected without the written consent of the Green Tree Parties more than 30 days after receipt by the Green Tree Parties of a notice from the Underwriters, substantially reflecting the proposed terms of such settlement, to which the Green Tree Parties have not responded prior to the date such settlement is effected; and

        (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing to defend or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, which expenses shall be reimbursed as they are incurred.

     This indemnity agreement will be in addition to any liability which either of the Green Tree Parties may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriters entitled to indemnity hereby or who controls the Underwriters within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement is a director, officer or controlling person of either of the Green Tree Parties, such indemnity agreement is subject to the undertaking of either of the Green Tree Parties in the Registration Statement.

     (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Green Tree Parties, each of the Green Tree Parties' directors, each of Funding's officers who signed the

Registration Statement, and each person, if any, who controls either of the Green Tree Parties within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either of the Green Tree Parties by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Green Tree Parties on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by either of the Green Tree Parties and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefit received by the Underwriters, as represented by the percentage that the Underwriting discount or discounts on the cover of such Prospectus bears to the initial public offering price or prices as set forth thereon, and the related Green Tree Party shall be responsible for the balance; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefit referred to in clause (i) above but also the relative fault of the Green Tree Parties on the one hand and the Underwriters on the other with respect to statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and, provided further, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Certificates purchased by such Underwriter pursuant to the Terms Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of the Green Tree Parties, each officer of Funding who signed the Registration Statement, and each person, if any, who controls either of the Green Tree Parties within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as each of the Green Tree Parties.

     SECTION 8. Representations, Warranties and Agreements to survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of Officers of any of the Green Tree Parties submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of any of the Green Tree Parties and shall survive delivery of any Certificates to the Underwriters.

     SECTION 9. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Green Tree Parties or you upon the giving of thirty days' written notice of such termination to the other party hereto. You, as Representative of the Underwriters named in the Terms Agreement, may also terminate the Terms Agreement, immediately upon notice to the Green Tree Parties, at any time at or prior to the Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Green Tree Parties whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriters own any such Certificates purchased pursuant to the Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, and the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Certificates shall fail at the Closing Time to purchase the Certificates which it or they are obligated to purchase hereunder and under the Terms Agreement (the "Defaulted Certificates"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

          (1) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (2) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the Terms Agreement.

     In the event of a default by any Underwriters as set forth in this Section, either you, Funding or the Company shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order that any required changes in the

Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the Syndicate Department. Notices to Funding shall be directed to Green Tree Floorplan Funding Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota, 55102-1639, Attention of the Secretary, with a copy to the Treasurer. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and each of the Green Tree Parties and the Terms Agreement shall inure to the benefit of and be binding upon each of the Green Tree Parties and any Underwriter who becomes a party to the Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or the Terms Agreement or any provision herein or therein contained. This Agreement and the Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. This Agreement and the Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 14. Counterparts. This Agreement and the Terms Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                       Very truly yours,

                                       GREEN TREE FINANCIAL CORPORATION


                                       By______________________________
                                         Name:
                                         Title:

                                       GREEN TREE FLOORPLAN FUNDING CORP.


                                       By______________________________
                                         Name:
                                         Title:



CONFIRMED AND ACCEPTED, as of
  the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By___________________________
  Name:
  Title:


BEAR, STEARNS & CO. INC.


By___________________________
  Name:
  Title:

                                $_______________
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1995-1, Class A

                                      and

                                $_______________
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1995-1, Class B

                                                                       EXHIBIT A


                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST



                            FORM OF TERMS AGREEMENT
                            -----------------------



                                                      Dated:  November __, 1995



To:  Green Tree Financial Corporation, (the "Company"),
     Green Tree Floorplan Funding Corp. ("Floorplan")

Re:  Underwriting Agreement dated November ___, 1995


Series Designation:
------------------


Co-managers:
-----------

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch")
Bear, Stearns & Co. Inc. ("Bear, Stearns")

Terms of the Certificates:
-------------------------

Original
Principal                Certificate Interest
  Amount                         Rate
---------                --------------------

Certificate Ratings:



Servicer:
--------

     Green Tree Financial Corporation (in such capacity, the "Servicer")

Trust:
-----

     The Trust shall include (i) all wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") satisfying certain criteria described in the prospectus, (ii) all funds collected from Obligors in respect of the Receivables, (iii) all right, title and interest of Funding in, to, and under a purchase agreement between Funding and the Trust, dated as of ________, 1995 (the "Purchase Agreement"), (iv) the benefit of funds on deposit in the Excess Funding Account,
(v) Recoveries and (vi) proceeds of the foregoing.

Credit Enhancement:
------------------

     Subordination of Class B, Class C and Class D Certificates.

Payment Dates:
-------------

     The 15th day (or if such day is not a business day, the next succeeding business day) of each month commencing on _______ 15, 1995.

Purchase Price:
--------------

     Subject to the terms of the following paragraph, the purchase price payable by the Underwriters for the Certificates is _________% of the principal amount of the Certificates plus accrued interest, if any, at the Certificate Interest Rate (____%) from _______ __, 1995.

     Any allocation of the Certificates among Merrill Lynch and Bear, Stearns will be governed by the Agreement Among Underwriters.

Underwriting Commission:
-----------------------

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

     Public Offering price and/or method of determining price at which the Underwriters will sell the Certificates:

                              Class A __________%
                              Class B __________%

Closing Date and Location:
-------------------------

     On or about _______ ___, 1995, offices of Brown & Wood, One World Trade Center, New York, New York.

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                       By:__________________________________
                                          Name:
                                          Title:


                                       BEAR, STEARNS & CO. INC.

                                       By:__________________________________
                                          Name:
                                          Title:



ACCEPTED:

GREEN TREE FINANCIAL CORPORATION

By:_______________________________
   Name:
   Title:

GREEN TREE FLOORPLAN FUNDING CORP.

By:_______________________________
   Name:
   Title:

                                      A-4